Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact: Amanda C. Fowler, 949-250-5070

Investor Contact: David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS

SOLID FIRST QUARTER RESULTS

•      Next Generation Transcatheter Valve Successfully Introduced in Europe

•    2010 Adjusted Net Income Growth Now Projected at 19 Percent

IRVINE, Calif., April 20, 2010 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today reported net income for the quarter ended March 31, 2010 of $47.7 million, or $0.80 per diluted share, compared to net income of $60.5 million, or $1.03 per diluted share, for the same period in 2009.  First quarter diluted earnings per share decreased 22.3 percent over last year, due primarily to the receipt of a milestone payment in the year ago period.  Excluding special items detailed in the reconciliation table below, first quarter diluted earnings per share grew 14.3 percent over last year.

First quarter net sales increased 8.6 percent to $340.5 million.  Underlying(1) sales growth was 9.4 percent, which excludes a $10.7 million positive impact from foreign exchange and a $12.9 million reduction from divested products.

“Our leadership in transcatheter heart valves continues to grow, highlighted by our ongoing clinical and commercial success, and the launch of our next generation system,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.

“Our 2010 underlying sales growth rate expectation remains unchanged at 10 to 13 percent.  In addition, excluding special items, we are raising our full year net income growth estimate to approximately 19 percent, primarily as a result of our improving product mix.”

Sales Results

For the first quarter, the company reported Heart Valve Therapy sales of $196.7 million, representing 15.4 percent growth over last year.  Underlying sales grew 11.6 percent, which excludes a $5.9 million contribution from foreign exchange.  Strong transcatheter heart valve sales of $39.1 million continued to drive significant growth during the quarter.

“While our first quarter surgical heart valve growth rate was lower than expected, we anticipate improvement throughout the year.  We expect our overall Heart Valve Therapy underlying growth rate to remain unchanged at 14 to 17 percent, due to an improved outlook for transcatheter heart valves” said Mussallem.

“Also, in the first quarter, we received a CE Mark and began a disciplined launch of our Edwards SAPIEN XT transcatheter heart valve in Europe.  Conversion to this next generation valve is going smoothly and clinician enthusiasm for this lower profile system is high.”

Critical Care sales were $105.1 million for the quarter, representing 0.6 percent growth over last year.  Underlying sales grew 6.9 percent over prior year, excluding a $9.8 million impact from the divested hemofiltration product line, partially offset by a $3.6 million contribution from foreign exchange.  Robust sales of premium products, led by the company’s FloTrac system, continued to drive growth.  Pressure monitoring products also made a significant contribution.

Cardiac Surgery Systems sales for the quarter were $24.8 million, representing 10.2 percent growth over last year, which included a $0.6 million benefit from foreign exchange.

Vascular sales were $13.9 million, a decline from $16.1 million in the same quarter last year due to the divestiture of the LifeStent product line.

Domestic and international sales for the first quarter were $138.3 million and $202.2 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 71.0 percent compared to 69.1 percent in the same period last year.  This increase was due to an improved product mix and manufacturing efficiencies, partially offset by foreign exchange.

Selling, general and administrative expenses were $134.0 million for the quarter, or 39.4 percent of sales, compared to $121.9 million in the prior year.  The increase was driven mainly by foreign exchange and higher expenses, primarily to support transcatheter heart valve sales.

Research and development expenses (R&D) for the quarter were $45.2 million, or 13.3 percent of sales.  As a result of additional investments in the company’s transcatheter and surgical heart valve programs, R&D investments increased 13.3 percent compared to the prior year.

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Free cash flow for the quarter was $5.0 million, calculated as cash from operating activities of $13.0 million, minus capital expenditures of $8.0 million.  For 2010, excluding the impact of special items, the company continues to expect free cash flow to be $190 to $200 million.

Total debt at March 31, 2010 was $129.3 million.  Cash and cash equivalents were $321.2 million at the end of the quarter, resulting in net cash of $191.9 million.

During the quarter, the company repurchased approximately 1.1 million shares of common stock for $98.0 million.

Edwards recently announced a two-for-one split of the company’s outstanding shares of common stock.  Stockholders of record at the close of business on May 14, 2010 will be issued one additional share of common stock for each share owned as of that date.  The additional shares will be distributed on May 27, 2010 and will increase the number of common shares outstanding from approximately 57 million shares to approximately 114 million shares.

2010 Outlook

“With the substantial movement in foreign exchange since December, primarily resulting from the weakening of the Euro, we now expect full year 2010 reported sales to be at the bottom of our original $1.43 to $1.50 billion estimate,” said Mussallem.  “However, we continue to expect the same strength in our underlying sales growth and a gross profit margin improvement to approximately 72 percent.”

“We are raising the low end of our expected 2010 diluted EPS by two cents, despite the foreign exchange headwind.  Our new range is $3.52 to $3.60 per share, or $1.76 to $1.80 on a post-split basis.  Finally, we estimate that second quarter 2010 diluted EPS, on a post split basis, will be between $0.43 and $0.46.”

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring that enable them to save and enhance lives.  Additional company information can be found at www.edwards.com.

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Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 348741.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” or other similar expressions and include, but are not limited to, the company’s financial goals or expectations for sales and sales growth, gross profit margin, net income and net income growth, earnings per share and free cash flow; regulatory approval of new products in, and competitive dynamics associated with, the company’s heart valve therapy product line; the timing and progress of clinical studies relating to the company’s transcatheter valve technologies and the market opportunity for these products; and the impact of foreign exchange and special items on the company’s results.  Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the Company does update or correct one or more of these statements, investors and others should not conclude that the Company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include the opportunities for the company’s transcatheter valve programs and the ability of the company to continue to lead in the development of this field; the company’s success in developing new products, obtaining regulatory approvals, creating new market opportunities for its products and the timing of new product launches; the availability and amounts of reimbursement for the company’s products, the availability of competitive products, the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2009.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued and acquired product lines, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided on a non-GAAP (or “underlying”) basis that excludes special items, foreign exchange fluctuations, and discontinued products, due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Edwards and Edwards SAPIEN XT are trademarks of Edwards Lifesciences Corporation.  Edwards Lifesciences, the stylized E logo, FloTrac and Edwards SAPIEN are trademarks of Edwards Lifesciences Corporation and are registered in the United States Patent and Trademark Office.

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(1) “Underlying” amounts are non-GAAP items and exclude discontinued and newly acquired products, foreign exchange fluctuations and other adjustments.  See the reconciliation tables below.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2010	2009

Net sales	$340.5	$313.5
Cost of goods sold	98.6	97.0

Gross profit	241.9	216.5

Selling, general and administrative expenses	134.0	121.9
Research and development expenses	45.2	39.9
Special gains	—	(30.8)
Interest expense, net	0.2	0.1
Other (income) expense, net	(3.0)	0.4

Income before provision for income taxes	65.5	85.0

Provision for income taxes	17.8	24.5

Net income	$47.7	$60.5

Earnings per share:
Basic earnings per share	$0.84	$1.08
Diluted earnings per share	$0.80	$1.03

Weighted average common shares outstanding:
Basic	56.6	56.0
Diluted	59.5	58.5

Operating Statistics
As a percentage of net sales:
Gross profit	71.0%	69.1%
Selling, general and administrative expenses	39.4%	38.9%
Research and development expenses	13.3%	12.7%
Income before provision for income taxes	19.2%	27.1%
Net income	14.0%	19.3%

Effective tax rate	27.2%	28.8%

Note: Numbers may not calculate due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	March 31,	December 31,
	2010	2009
ASSETS

Current assets
Cash and cash equivalents	$321.2	$334.1
Accounts and other receivables, net	278.6	272.1
Inventories, net	174.6	165.9
Deferred income taxes	42.7	48.3
Prepaid expenses	33.3	33.7
Other current assets	22.3	35.1
Total current assets	872.7	889.2

Property, plant and equipment, net	247.2	252.0
Goodwill	315.2	315.2
Other intangible assets, net	83.6	86.7
Investments in unconsolidated affiliates	21.9	22.3
Deferred income taxes	52.0	37.1
Other assets	11.8	13.0

Total assets	$1,604.4	$1,615.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$242.2	$290.5
Long-term debt	129.3	90.3
Other long-term liabilities	81.4	76.8

Stockholders’ equity
Common stock	77.2	76.1
Additional contributed capital	1,115.8	1,056.0
Retained earnings	953.7	906.0
Accumulated other comprehensive loss	(24.9)	(7.9)
Common stock in treasury, at cost	(970.3)	(872.3)
Total stockholders’ equity	1,151.5	1,157.9

Total liabilities and stockholders’ equity	$1,604.4	$1,615.5

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items such as special charges and gains, results of discontinued products, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided only on a non-GAAP (or “underlying”) basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, nor superior to, the corresponding measures calculated in accordance with GAAP.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Special Gains - The Company incurred certain special gains in 2009 related to the following:

1)              Milestone receipt:  $27.0 million gain in the first quarter of 2009 for achieving a milestone associated with the sale of the LifeStent product line;

2)              Sale of distribution rights:  $2.8 million gain in the first quarter of 2009 related to the sale of distribution rights in Europe of a specialty vascular graft;

3)              Reserve reversal:  $1.0 million gain in the first quarter of 2009 resulting from completion of the Lifepath AAA clinical obligations.

Given the magnitude and unusual nature of these special charges and gains relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income.

Results of Discontinued and Other Products — The Company has discontinued certain products during the periods presented.  As discontinued products do not have a continuing contribution to operations, management believes that excluding such items from the Company’s sales growth provides investors with a means of evaluating the Company’s on-going operations. In light of the significance of the impact these products had on the sales growth of the Company, the sales results of these products have been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Information

	Three Months Ended
	March 31,
(in millions, except per share data)	2010	2009

GAAP net income	$47.7	$60.5

Reconciling items:

Special gains (A)
1) Milestone receipt	—	(27.0)
2) Sale of distribution rights	—	(2.8)
3) Reserve reversal	—	(1.0)
Total special gains	—	(30.8)

Provision for income taxes
Tax effect on non-GAAP adjustments (B)	—	11.3
Total provision for income taxes	—	11.3

Non-GAAP net income	$47.7	$41.0

Non-GAAP earnings per share:
Basic non-GAAP earnings per share	$0.84	$0.73
Diluted non-GAAP earnings per share	$0.80	$0.70

Non-GAAP weighted average shares outstanding:
Basic	56.6	56.0
Diluted	59.5	58.5

(A)  See description of “Special gains” on the previous page.

(B)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

Note: Numbers may not calculate due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

					2010 Adjusted		2009 Adjusted
Sales by Product Line (QTD)	1Q 2010	1Q 2009	Change	GAAP Growth Rate	Discontinued/ Other Product Line Impact	1Q 2010 Underlying Sales	Discontinued/ Other Product Line Impact	FX Impact	1Q 2009 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$196.7	$170.4	$26.3	15.4%	$—	$196.7	$(0.1)	$5.9	$176.2	11.6%
Critical Care	105.1	104.5	0.6	0.6%	—	105.1	(9.8)	3.6	98.3	6.9%
Cardiac Surgery Systems	24.8	22.5	2.3	10.2%	—	24.8	—	0.6	23.1	7.4%
Vascular	13.9	16.1	(2.2)	(13.7)%	—	13.9	(3.0)	0.6	13.7	1.3%
Total Sales	$340.5	$313.5	$27.0	8.6%	$—	$340.5	$(12.9)	$10.7	$311.3	9.4%

Sales by Region (QTD)	1Q 2010	1Q 2009	Change	GAAP Growth Rate
United States	$138.3	$134.9	$3.4	2.5%
Europe	107.7	98.8	8.9	9.0%
Japan	56.0	49.4	6.6	13.4%
Rest of World	38.5	30.4	8.1	26.6%
International	202.2	178.6	23.6	13.2%
Total	$340.5	$313.5	$27.0	8.6%

* Numbers may not calculate due to rounding.